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                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES SPECIAL DIVIDEND

	Columbus, Ohio - October 1, 2008 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that its board of directors has approved a $10.00 per share cash dividend to shareholders of record on October 15, 2008 payable October 31, 2008.

Ric Dillon, president and chief investment officer stated, "As we discussed at our annual shareholder meeting earlier this year the board of directors reviews capital issues on a regular basis. We serve as the fiduciary of shareholders' capital, and our duty is to employ that capital for the benefit of the shareholders. Over the past eight years we have invested that capital in our business, with the goal of growing the per share value of the business at a rate sufficient for the risk associated with such investment. To date, we have succeeded in achieving that goal. At this point, we have capital in excess of our corporate needs, giving us the opportunity to return capital to shareholders through a special dividend."

Dillon went on to say, "An important component of a shareholder's return can be dividends. It is our view that we should retain in the business sufficient capital to allow us to invest significant sums in our funds and a cushion to allow us to operate the business in a sound manner even in difficult times. We believe we should return capital to shareholders when we have more than sufficient capital to meet the needs of the business."

Jim Laird, chief financial officer stated, "Based on a thorough analysis of the company's tax situation, we expect that a substantial portion of this distribution, perhaps 100%, will be classified as a return of capital and therefore not subject to current tax by shareholders. In making a determination of the tax character of the distribution, we analyzed the entire history of tax returns filed by the company to calculate the company's accumulated 'earnings and profits', which is the determining factor in the analysis. The amount of earnings and profits for 2008 cannot be precisely known until after the company's books are closed effective December 31, 2008. However, our current estimates lead us to conclude that a substantial portion of the distribution will be classified as a return of capital. We encourage shareholders to consult their tax advisors to determine the impact that a return of capital distribution would have on the cost basis of their shares."



About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934 relating to such matters as growth of the Company's business, corporate objectives, prospects for achieving the critical threshold of assets under management, operating margins, economic trends (including interest rates and market volatility), intrinsic value of the Company's shares and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "could," "goal" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the SEC.


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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363